Exhibit 12

                       CERTIFICATE OF INITIAL SHAREHOLDERS

      Merrill Lynch Investment Managers, L.P., the holder of beneficial interests indicated below, no par value per share, of Merrill Lynch Principal Protected Trust, a Delaware business trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                    Merrill Lynch Investment Managers, L.P.
                                    By: Princeton Services, Inc. General Partner

                                    By:  /s/ Donald C. Burke
                                         ---------------------------------------
                                    Name:  Donald C. Burke
                                    Title: First Vice President
                                    Date:  October 28, 2002

      Fund Asset Management, L.P., the holder of beneficial interests indicated below, no par value per share, of the Trust, does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                    Fund Asset Management, L.P.
                                    By: Princeton Services, Inc. General Partner

                                    By:  /s/ Donald C. Burke
                                         ---------------------------------------
                                    Name:  Donald C. Burke
                                    Title: First Vice President
                                    Date:  October 28, 2002

                                                            Number of        Number of       Number of      Number of
                                                             Class A          Class B         Class C        Class D
Name of Shareholder          Name of Trust Series            Shares           Shares          Shares         Shares
-------------------          --------------------           ---------        ---------       ---------      ---------
Merrill Lynch Investment     Merrill Lynch Fundamental
Managers, L.P.               Growth Principal Protected
                             Fund                            2,500            2,500           2,500          2,500

Fund Asset Management, L.P.  Merrill Lynch Basic Value
                             Principal Protected Fund        2,500            2,500           2,500          2,500